Exhibit 99.1

Regency Energy Partners Reports Third-Quarter 2009 Results

DALLAS, November 9, 2009 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency” or the “Partnership”), announced today its financial results for the third quarter ended September 30, 2009.

Including the 57% interest in the Haynesville Joint Venture owned by third parties, Regency’s combined adjusted EBITDA was $55 million in the third quarter 2009, compared to $56 million in the second quarter 2009 and $70 million in the third quarter 2008.  Combined adjusted total segment margin was $104 million in the third quarter 2009, compared to $106 million in the second quarter 2009 and $117 million in the third quarter 2008.

Regency generated a net loss of $11 million in the three months ended September 30, 2009, compared to net income of $6 million in the second quarter 2009 and net income of $49 million in the third quarter 2008.  The decrease from the second quarter 2009 to the third quarter 2009 was primarily due to a non-cash value change of approximately $14 million associated with long-term derivatives embedded within the Convertible Redeemable Preferred Units issued on September 2, 2009.

“During the third quarter, we announced two significant expansions to our gathering and transportation assets in the Haynesville Shale, which further reinforces our presence in North Louisiana,” said Byron Kelley, chairman, president and chief executive officer of Regency. “The first announcement, the Red River Lateral, extends the Haynesville Expansion Project further into one of the highest producing areas of the Haynesville Shale, while the Logansport Expansion increases our Nexus Gathering System capacity. Construction on the 1.1 Bcf/d Haynesville Expansion Project remains on budget.  Both the 36-inch Elm Grove Line and the 36-inch Bienville Loop have been completed.  Construction on the 42-inch Winnsboro pipeline is on schedule for year-end completion, despite significant levels of rainfall in September and October.”

“In light of continued weakness in the overall natural gas industry and continued low rig counts, I am pleased with our third quarter results,” Kelley continued.  “Our third-quarter results support our goal to reach our 2009 adjusted EBITDA guidance range of $220 to $240 million. However, a one-month early startup for the Haynesville Expansion Project was included in the high-end of this range.  Through September, we were on schedule for an early completion, but with the record high levels of rain this past month, we currently do not anticipate an early startup of the Haynesville Expansion Project, and, as a result, we expect full-year results to be in the lower half of our guidance range.”

REVIEW OF SEGMENT PERFORMANCE

With the completion of the Haynesville Joint Venture, the Partnership realigned the composition of its business segments and has restated all segment information.  The Haynesville Joint Venture is a general partnership formed in March 2009 that owns the Regency Intrastate Gas System (“RIGS”).  Subsequently, on September 2, 2009, Regency purchased an additional 5% partnership interest in the Haynesville Joint Venture from GE Energy Financial Services, increasing our total partnership interest in the Haynesville Joint Venture from 38% to 43%.

“Our purchase of an additional 5% stake in the Haynesville Joint Venture increases our footprint in the Haynesville Shale and increases our fee-based margins, which will positively impact our cash flow and business mix,” said Kelley.

Gathering & Processing - The Gathering & Processing segment includes Regency's natural gas processing and treating plants, low-pressure gathering pipelines and NGL pipeline activities.  In addition, Regency reports its producer services revenue in this segment.

Adjusted segment margin for Gathering & Processing, which excludes non-cash hedging gains and losses related to this segment, remained flat at $55 million in the third quarter 2009 when compared to the second quarter 2009.

Total throughput volumes for the Gathering & Processing segment averaged approximately 982 thousand MMbtu per day of natural gas in the quarter ended September 30, 2009, compared to 985 thousand MMbtu per day of natural gas in the second quarter 2009.  Processed NGLs remained flat from the second quarter to the third quarter 2009 at 22 thousand barrels per day.

“Adjusting for plant outages in both quarters, third quarter underlying volumes in our Gathering & Processing segment were up approximately 1.5% compared to the second quarter of 2009,” Kelley said.

Transportation - Following the closing of the Haynesville Joint Venture, Regency’s Transportation segment consists exclusively of its interest in the Haynesville Joint Venture.  Prior periods have been restated to reflect the Partnership’s wholly owned subsidiary of RIGS as the exclusive reporting unit within this segment.  After the contribution of RIGS to the Haynesville Joint Venture, Regency does not record segment margin for the Transportation segment because the income attributable to the Haynesville Joint Venture is recorded as income from unconsolidated subsidiary.

For quarterly comparisons of the Transportation segment, Regency is providing segment information inclusive of 100% of the Haynesville Joint Venture’s segment margin.   Combined transportation segment margin increased slightly quarter-over-quarter to $14 million in the third quarter 2009 compared to $13 million in the second quarter 2009.  Total combined transportation throughput volumes averaged 736 thousand MMbtu per day of natural gas in the third quarter 2009 compared to 745 thousand MMbtu per day of natural gas in the second quarter 2009.

Contract Compression - The Contract Compression segment provides customers with turnkey natural gas compression services to maximize natural gas and crude oil production, throughput and cash flow.  Regency's integrated solutions include a comprehensive assessment of a customer's natural gas contract compression needs and the design and installation of a customized compression system.

Segment margin for the Contract Compression segment was $34 million in the third quarter 2009, compared to $36 million in the second quarter 2009.  Regency’s revenue generating horsepower at the end of the third quarter 2009 was 743 thousand compared to 767 thousand of revenue generating horsepower at the end of the second quarter 2009.

Corporate and Others – The Corporate and Others segment is primarily comprised of an interstate pipeline and the Partnership’s corporate offices. Revenues in this segment are derived from the operations of an interstate pipeline, which prior to the realignment of the business segments was reported within the Transportation segment, as well as partial reimbursements of general and administrative costs from the Haynesville Joint Venture.  Segment margin decreased from $4 million in the second quarter 2009 to $3 million in the third quarter 2009.

CASH DISTRIBUTIONS

On October 27, 2009, Regency announced a cash distribution of 44.5 cents per outstanding common unit for the third quarter ended September 30, 2009. The distribution will be paid November 13, 2009, to unitholders of record at the close of business on November 6, 2009. This distribution is equivalent to $1.78 on an annual basis.

In the third quarter 2009, Regency generated $36 million in cash available for distribution, representing coverage of 0.97 times the amount required to cover its announced distribution to common unitholders.

“Regency anticipated a drop below a 1.0 times coverage ratio during the construction of the Haynesville Expansion Project,” said Kelley.  “Despite this shortfall, we intend to maintain the current distribution level through construction of the Haynesville Expansion Project. “

Regency makes distribution determinations based on its cash available for distribution and the perceived sustainability of distribution levels over an extended period.  In addition to considering the cash available for distribution generated during the quarter, Regency takes into account cash reserves established with respect to prior distributions, seasonality of results, and its internal forecasts of adjusted EBITDA and cash available for distribution over an extended period.  Although Regency intends to maintain the current distribution of 44.5 cents per outstanding common unit through 2009, distributions are set by the Board of Directors and are driven by the long-term sustainability of the business.

ORGANIC GROWTH PROJECTS

Regency’s 2009 growth capital budget of $169 million includes approximately $84 million dedicated to the Contract Compression segment, $65 million identified for the Gathering & Processing segment, and $20 million in the Transportation segment, which represents Regency’s proportionate share of expenses related to the Red River Lateral.

In the nine months ended September 30, 2009, Regency incurred $104 million of growth capital expenditures, of which $75 million was related to the fabrication of new compression packages and ancillary assets for the Contract Compression segment.  In addition, $29 million was spent on various projects in the Gathering & Processing segment.

TELECONFERENCE

Regency Energy Partners will hold a quarterly conference call to discuss third-quarter 2009 results on Monday, November 9, 2009, at 10 a.m. Central Time (11 a.m. Eastern Time).

The dial-in number for the call is 1-866-788-0543 in the United States, or +1-857-350-1681 outside the United States, pass code 60157784.  A live webcast of the call can be accessed on the investor relations page of Regency Energy Partners’ Web site at www.regencyenergy.com.  The call will be available for replay until November 16, 2009 by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 20543277.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of:

•	EBITDA;
•	adjusted EBITDA;
•	cash available for distribution;
•	segment margin;
•	total segment margin;
•	adjusted segment margin; and
•	adjusted total segment margin.

These financial metrics are key measures of the Partnership’s financial performance.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly-comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.

We define EBITDA as net income (loss) plus interest expense, net, depreciation and amortization expense and income tax expense (benefit).

We define adjusted EBITDA as EBITDA plus non-cash loss (gain) from risk management activities, loss (gain) on asset sales, net and other (income) expense.

Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

    --  financial performance of our assets without regard to
        financing methods, capital structure or historical cost basis;

    --  the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and general partner;

    --  our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

    --  the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment
        opportunities.

Our adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted EBITDA in the same manner.

We define cash available for distribution as:

•	adjusted EBITDA;
•	minus interest expense, excluding capitalized interest;
•	minus maintenance capital expenditures;
•	minus (plus) income tax expense (benefit);
•	plus non-cash unit-based compensation expense related to our Long-Term Incentive Plan (“LTIP”);
•	plus proportionate share of Haynesville Joint Venture adjusted EBITDA; and
•	plus cash proceeds from asset sales, if any.

Cash available for distribution is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to approximate the amount of operating surplus generated by the Partnership during a specific period and to assess our ability to make cash distributions to our unitholders and our general partner. Cash available for distribution is not the same measure as operating surplus or available cash, both of which are defined in our partnership agreement.

We define segment margin, generally, as revenues minus cost of sales.  We calculate our Gathering & Processing segment margin as our revenue generated from our gathering and processing operations minus the cost of natural gas and NGLs purchased and other cost of sales, including third-party transportation and processing fees.

Prior to our contribution of RIGS to the Haynesville Joint Venture, we calculated our Transportation segment margin as revenue generated by fee income as well as, in those instances in which we purchase and sell gas for our account, gas sales revenue minus the cost of natural gas that we purchase and transport.  After our contribution of RIGS to the Haynesville Joint Venture, we do not record segment margin for the Transportation segment because the income attributable to the Joint Venture is recorded as income from unconsolidated subsidiary.

We calculate our Contract Compression segment margin as our revenues generated from our contract compression operations minus the direct costs, primarily compressor unit repairs, associated with those revenues.

We define total segment margin as net income plus or minus operation and maintenance, general and administrative, loss (gain) on asset sales, net, depreciation and amortization, income from unconsolidated subsidiary, interest expense, net, other income and deductions, net and income tax expense (benefit).

We define adjusted segment margin for our Gathering & Processing segment as Gathering & Processing segment margin adjusted for non-cash gains (losses) from risk management activities.  Adjusted segment margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product purchases and sales, a key component of our operations.

We define adjusted total segment margin as total segment margin adjusted for non-cash gains (losses) from risk management activities.  Our adjusted total segment margin equals the sum of our operating segments’ adjusted segment margins or segment margins, including intersegment eliminations.

Our segment margin measures may not be comparable to similarly titled measures of other companies because other entities may not calculate segment margin amounts in the same manner.

For quarterly comparison purposes only we have also used the following non-GAAP financial measures related to the Haynesville Joint Venture:

•	Combined adjusted EBITDA;
•	Combined Transportation segment margin;
•	Combined adjusted total segment margin; and
•	HPC margin.

Prior to September 2, 2009, we define combined adjusted EBITDA as adjusted EBITDA, plus Regency’s 38% of Haynesville Joint Venture adjusted EBITDA plus 62% of Haynesville Joint Venture adjusted EBITDA owned by third parties.  After September 2, 2009, we define combined adjusted EBITDA as adjusted EBITDA, plus Regency’s 43% of Haynesville Joint Venture adjusted EBITDA plus 57% of Haynesville Joint Venture adjusted EBITDA owned by third parties.

We define combined Transportation segment margin as Transportation segment margin plus the Haynesville Joint Venture’s segment margin.

We define combined adjusted total segment margin as adjusted total segment margin plus the Haynesville Joint Venture’s segment margin.

We define HPC margin as Haynesville Joint Venture’s net income plus or minus operation and maintenance, general and administrative, gain or loss on asset sales, net, depreciation and amortization, and other income and deductions, net.

FORWARD LOOKING INFORMATION

This press release may contain forward-looking statements regarding Regency Energy Partners.  These statements are based on management's current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the Partnership’s operating segments, the level of creditworthiness of the Partnership's counterparties, the Partnership's ability to access the debt and equity markets, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership's transactions, changes in commodity prices, interest rates, demand for the Partnership's services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids.  Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE).  For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:

Shannon Ming
Vice President, Investor Relations and Corporate Finance Support
Regency Energy Partners
214-840-5477
IR@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com

Condensed Consolidated Income Statements: Quarter-Over-Quarter

Regency Energy Partners LP
Condensed Consolidated Income Statements
Unaudited
($ in thousands)

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009

REVENUES
Gas sales	$97,597	$106,897	$147,896
NGL sales	66,543	57,676	49,585
Gathering, transportation and other fees, including related party amounts	66,278	69,231	72,848
Net realized and unrealized gain from derivatives	12,292	12,515	14,455
Other	7,872	7,223	5,194
Total revenues	250,582	253,542	289,978

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	155,586	157,347	182,528
Operation and maintenance	32,139	31,974	36,042
General and administrative	14,126	14,127	15,078
(Gain) loss on asset sales, net	(109)	651	(133,931)
Management service termination fee	-	-	-
Transaction expenses	-	-	-
Depreciation and amortization	27,009	26,236	27,889
Total operating costs and expenses	228,751	230,335	127,606

OPERATING INCOME	21,831	23,207	162,372

Income from unconsolidated subsidiary	3,532	1,587	336
Interest expense, net	(22,173)	(19,568)	(14,227)
Other income and deductions, net	(13,929)	214	42
(LOSS) INCOME BEFORE INCOME TAXES	(10,739)	5,440	148,523
Income tax (benefit) expense	(196)	(515)	99
NET (LOSS) INCOME	(10,543)	5,955	148,424
Net loss (income) attributable to the noncontrolling interest	39	(65)	(35)
NET (LOSS) INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$(10,504)	$5,890	$148,389

Segment Financial and Operating Data: Quarter-Over-Quarter

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Gathering and Processing Segment
Financial data (1)(2):
Segment margin	$59,501	$57,507	$58,676
Adjusted segment margin	54,847	54,779	55,111
Operating data:
Throughput (MMbtu/d)	981,925	984,718	1,038,707
NGL gross production (Bbls/d)	21,814	22,024	22,271

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.
(2) June 30, 2009 Segment margin and adjusted segment margin varies from previously disclosed amounts due to reclass of related parties revenues and cost of sales between the gathering and processing segment and corporate and others segment.

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Transportation Segment
Financial data:
Segment margin	$-	$160	$11,554
Operating data:
Throughput (MMbtu/d)	-	-	810,848

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Combined Transportation Segment(1)
Financial data:
Segment margin	$13,535	$12,803	$13,556
Operating data:
Throughput (MMbtu/d)	735,565	745,178	810,848

(1) Combined transportation segment sums 100 percent of the segment margin of Haynesville Joint Venture and RIGS.

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Contract Compression Segment
Financial data:
Segment margin	$34,085	$35,800	$36,980
Operating data:
Revenue generating horsepower	743,289	767,060	789,494
Average horsepower per revenue generating compression unit	836	846	858

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Corporate & Others
Financial data:
Segment margin	$2,618	$3,704	$1,049

Reconciliation of Non-GAAP Measures to GAAP Measures: Quarter-Over-Quarter

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Net (loss) income	$(10,543)	$5,955	$148,424
Income tax (benefit) expense	(196)	(515)	100
Interest expense, net	22,173	19,568	14,227
Depreciation and amortization	27,009	26,236	27,889
EBITDA (1) (2)	$38,443	$51,244	$190,640
Non-cash gain from risk management activities	(4,654)	(2,728)	(3,565)
Mark-to-market loss on embedded derivative	13,986	-	-
(Gain) loss on asset sales, net	(109)	651	(133,931)
Income from unconsolidated subsidiary	(3,532)	(1,587)	(336)
Other expense	963	97	728
Adjusted EBITDA, exclusive of Haynesville Joint Venture Adjusted EBITDA	$45,097	$47,677	$53,536
Haynesville Joint Venture Adjusted EBITDA owned by Regency for July and August (3) (4)	2,484	3,288	599
Haynesville Joint Venture Adjusted EBITDA owned by Regency for September (3) (4)	1,406	-	-
Adjusted EBITDA, inclusive of Regency's ownership in Haynesville Joint Venture Adjusted EBITDA	$48,987	$50,965	$54,135
Haynesville Joint Venture Adjusted EBITDA owned by third parties for July and August (3) (4)	4,053	5,364	977
Haynesville Joint Venture Adjusted EBITDA owned by third parties for September (3) (4)	1,863	-	-
Combined Adjusted EBITDA	$54,903	$56,329	$55,112

(1) Earnings before interest, taxes, depreciation and amortization.
(2) EBITDA for the three months ending June 30, 2009 and March 31, 2009 varies from previously disclosed amounts as a result of new accounting pronouncement that requires disclosing non-controlling interest in income separately on the face of the income statement.

(3) On September 2, 2009, the Partnership purchased an additional 5% bringing its total interest to 43%. Adjusted EBITDA allocated to the Partnership and third parties is a pro rata allocation based on ownership interest.

(4) 100% of Haynesville Joint Venture Adjusted EBITDA is calculated as follows:
Haynesville Joint Venture net income	$9,018	$4,177	$884
Add (Deduct):
Interest expense	65	-	-
Depreciation and amortization	733	4,443	669
(Gain) loss on asset sales, net	(13)	13	-
Other expense	3	19	23
Haynesville Joint Venture Adjusted EBITDA	$9,806	$8,652	$1,576

Non-GAAP Adjusted Segment Margin to GAAP Net Income: Quarter-Over-Quarter

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Net (loss) income	$(10,543)	$5,955	$148,424
Add (Deduct):
Operation and maintenance	32,139	31,974	36,042
General and administrative	14,126	14,127	15,078
(Gain) loss on asset sales, net	(109)	651	(133,931)
Management service termination fee	-	-	-
Transaction expense	-	-	-
Depreciation and amortization	27,009	26,236	27,889
Income from unconsolidated subsidiary	(3,532)	(1,587)	(336)
Interest expense, net	22,173	19,568	14,227
Other income and deductions, net	13,929	(214)	(42)
Income tax (benefit) expense	(196)	(515)	99
Total Segment Margin	94,996	96,195	107,450
Non-cash gain from derivative activities	(4,654)	(2,728)	(3,565)
Adjusted Total Segment Margin	90,342	93,467	103,885

Transportation Segment Margin (2)	-	160	11,554

Contract Compression Segment Margin	34,085	35,800	36,980

Corporate & Others Segment Margin (1)	2,618	3,704	1,049

Eliminations	(1,208)	(976)	(809)

Adjusted Segment Margin for Gathering and Processing (1)	$54,847	$54,779	$55,111

(1) Segment margin and adjusted segment margin for gathering and processing segment and corporate & others segment for the three months ended June 30, 2009 vary from previously disclosed amounts due to reclass of related party revenue and cost of sales between these two segments.

(2) Transportation segment margin represent Regency's 100% ownership in RIGS prior to contribution of RIGS to the Haynesville Joint Venture. Amounts recorded in the three months ended June 30, 2009 represents segment margin earned prior to the contribution of RIGS to the Haynesville Joint Venture.

The following table presents combined adjusted total segment margin, which adds adjusted total segment margin to the Haynesville Joint Venture’s adjusted total segment margin.

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009
		($ in thousands)
Adjusted Total Segment Margin	$90,342	$93,467	$103,885
Adjusted Total Segment Margin for HPC (a)	13,535	12,643	2,002
Combined Adjusted Total Segment Margin (b)	$103,877	$106,110	$105,887

Combined Transportation Segment Margin	13,535	12,803	13,556

Contract Compression Segment Margin	34,085	35,800	36,980

Corporate & Others Segment Margin	2,618	3,704	1,049

Eliminations	(1,208)	(976)	(809)
Combined Adjusted Segment Margin for Gathering and Processing	$54,847	$54,779	$55,111

(a) Adjusted total segment margin for HPC is calculated as follows:

Net income	$9,018	$4,177	$884
Add (Deduct):
Interest expense	65	-	-
Depreciation and amortization	733	4,443	669
General and administrative	1,766	1,675	228
Operation and maintenance	2,563	2,845	325
(Gain) loss on asset sales, net	(13)	13	-
Other income and deductions, net	(597)	(510)	(104)
Total segment margin for HPC	$13,535	$12,643	$2,002

(b) Combined transportation segment margin sums 100 percent of the segment margin of HPC Joint Venture and RIGS.

Condensed Consolidated Income Statement: Year-Over-Year

Regency Energy Partners LP
Condensed Consolidated Income Statements
Unaudited
($ in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

REVENUES
Gas sales	$97,597	$323,411	$352,390	$922,872
NGL sales	66,543	120,538	173,803	355,558
Gathering, transportation and other fees, including related party amounts	66,278	74,267	208,356	206,429
Net realized and unrealized gain (loss) from derivatives	12,292	6,817	39,262	(39,600)
Other	7,872	22,142	20,291	53,856
Total revenues	250,582	547,175	794,102	1,499,115

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	155,586	408,165	495,461	1,168,441
Operation and maintenance	32,139	33,688	100,154	95,049
General and administrative	14,126	13,976	43,331	38,784
(Gain) loss on asset sales, net	(109)	(34)	(133,389)	434
Management services termination fee	-	-	-	3,888
Transaction expense	-	2	-	536
Depreciation and amortization	27,009	26,422	81,134	74,638
Total operating costs and expenses	228,751	482,219	586,691	1,381,770

OPERATING INCOME	21,831	64,956	207,411	117,345

Income from unconsolidated subsidiary	3,532	-	5,455	-
Interest expense, net	(22,173)	(16,072)	(55,968)	(48,261)
Other income and deductions, net	(13,929)	118	(13,673)	450
(LOSS) INCOME BEFORE INCOME TAXES	(10,739)	49,002	143,225	69,534
Income tax (benefit) expense	(196)	(67)	(611)	142
NET (LOSS) INCOME	(10,543)	49,069	143,836	69,392
Net loss (income) attributable to the noncontrolling interest	39	(162)	(61)	(165)
NET (LOSS) INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$(10,504)	$48,907	$143,775	$69,227

Segment Financial and Operating Data: Year-Over-Year

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	($ in thousands)
Gathering and Processing Segment
Financial data (1):
Segment margin	$59,501	$88,400	$175,684	$191,636
Adjusted segment margin	54,847	66,809	164,737	190,618
Operating data:
Throughput (MMbtu/d)	981,925	1,082,139	1,001,575	998,518
NGL gross production (Bbls/d)	21,814	21,386	22,049	22,323

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	($ in thousands)
Transportation Segment
Financial data (1):
Segment margin	$-	$16,667	$11,714	$50,904
Adjusted segment margin	-	16,667	11,714	50,904
Operating data:
Throughput (MMbtu/d)	-	795,104	257,239	773,562

(1) Segment margin vary from previously disclosed amounts due to functional reorganization of our segments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	($ in thousands)
Combined Transportation Segment(1)
Financial data:
Segment margin	$13,535	$16,667	$39,894	$50,904
Operating data:
Throughput (MMbtu/d)	735,565	795,104	763,588	773,562

(1) Combined transportation segment sums 100 percent of the segment margin of Haynesville Joint Venture and RIGS.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	($ in thousands)
Contract Compression Segment
Financial data:
Segment margin (1)	$34,085	$39,288	$106,865	$92,152
Operating data:
Revenue generating horsepower	743,289	742,804	743,289	742,804
Average horsepower per revenue generating compression unit	836	851	836	851

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	($ in thousands)
Corporate & Others
Financial data:
Segment margin	$2,618	$1,294	$7,371	$2,813

Reconciliation of Non-GAAP Measures to GAAP Measures: Year-Over-Year

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	2007	2009	2008	2007
	($ in thousands)
Net (loss) income	$(10,543)	$49,069	$(9,676)	$143,836	$69,392	$(18,218)
Income tax (benefit) expense	(196)	(67)	(160)	(611)	142	65
Interest expense, net	22,173	16,072	10,894	55,968	48,261	41,740
Depreciation and amortization	27,009	26,422	14,993	81,134	74,638	39,123
EBITDA (1)	$38,443	$91,496	$16,051	$280,327	$192,433	$62,710
Non-cash (gain) loss from risk management activities	(4,654)	(21,591)	2,160	(10,947)	(1,018)	377
Mark-to-market loss on embedded derivative	13,986	-	-	13,986	-	-
Non-cash put option expiration	-	-	792	-	-	2,227
LTIP accelerated vesting	-	-	-	-	-	11,928
(Gain) loss on asset sales, net	(109)	(34)	(777)	(133,389)	434	1,562
Loss on debt refinancing	-	-	21,200	-	-	21,200
Management service termination fee	-	-	-	-	3,888	-
Transaction expense	-	2		-	536	-
Income from unconsolidated subsidiary	(3,532)	-	-	(5,455)	-	-
Other expense	963	-	69	1,788	-	75
Adjusted EBITDA, exclusive of Haynesville Joint Venture Adjusted EBITDA	$45,097	$69,873	$39,495	$146,310	$196,273	$100,079
Haynesville Joint Venture Adjusted EBITDA owned by Regency for July and August (2) (3)	2,484	-	-	6,371	-	-
Haynesville Joint Venture Adjusted EBITDA owned by Regency for September (2) (3)	1,406	-	-	1,406	-	-
Adjusted EBITDA, inclusive of Regency's ownership in Haynesville Joint Venture Adjusted EBITDA	$48,987	$69,873	$39,495	$154,086	$196,273	$100,079
Haynesville Joint Venture Adjusted EBITDA owned by third parties for July and August (2) (3)	4,053	-	-	10,395	-	-
Haynesville Joint Venture Adjusted EBITDA owned by third parties for September (2) (3)	1,863	-	-	1,863	-	-
Combined Adjusted EBITDA	$54,903	$69,873	$39,495	$166,344	$196,273	$100,079

(1) Earnings before interest, taxes, depreciation and amortization.
(2) On September 2, 2009, the Partnership purchased an additional 5% bringing its total interest to 43%, Adjusted EBITDA allocated to the Partnership and third parties is a pro rata allocation based on ownership interest.

(3) 100% of Haynesville Joint Venture Adjusted EBITDA is calculated as follows:
Haynesville Joint Venture net income	$9,018	$-	$-	$14,079	$-	$-
Add (Deduct):
Interest expense	65	-	-	65	-	-
Depreciation and amortization	733	-	-	5,845	-	-
Gains on asset sales, net	(13)	-	-	-	-	-
Other expense	3	-	-	45	-	-
Haynesville Joint Venture Adjusted EBITDA	$9,806	$-	$-	$20,034	$-	$-

Non-GAAP Adjusted Segment Margin to GAAP Net Income (Loss): Year-Over-Year

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	2007	2009	2008	2007
	($ in thousands)
Net (loss) income	$(10,543)	$49,069	$(9,676)	$143,836	$69,392	$(18,217)
Add (Deduct):
Operation and maintenance	32,139	33,688	18,134	100,154	95,049	41,031
General and administrative	14,126	13,976	6,983	43,331	38,784	32,928
(Gain) loss on asset sales, net	(109)	(34)	(777)	(133,389)	434	1,562
Management services termination fee	-	-	-	-	3,888	-
Transaction expenses	-	2	-	-	536	-
Depreciation and amortization	27,009	26,422	14,993	81,134	74,638	39,123
Income from unconsolidated subsidiary	(3,532)	-	-	(5,455)	-	-
Interest expense, net	22,173	16,072	10,894	55,968	48,261	41,740
Loss on debt refinancing	-	-	21,200	-		21,200
Other income and deductions, net	13,929	(118)	(713)	13,673	(450)	(996)
Income tax (benefit) expense	(196)	(67)	(160)	(611)	142	65
Total Segment Margin (1)	94,996	139,010	60,878	298,641	330,674	158,436
Non-cash (gain) loss from derivative activities	(4,654)	(21,591)	2,160	(10,947)	(1,018)	377
Non-cash put option expiration	-	-	792	-	-	2,227
Adjusted Total Segment Margin	90,342	117,419	63,830	287,694	329,656	161,040

Transportation Segment Margin (1) (2)	-	16,667	13,975	11,714	50,904	38,212
Non-cash gain from derivative activities	-	-	(38)	-	-	(695)
Adjusted Segment Margin for Transportation	-	16,667	13,937	11,714	50,904	37,517

Contract Compression Segment Margin (1)	34,085	39,288	-	106,865	92,152	-

Corporate & Others Segment Margin (1)	2,618	1,294	448	7,371	2,813	1,942

Eliminations	(1,208)	(6,639)	-	(2,993)	(6,831)	-

Adjusted Segment Margin for Gathering and Processing (1)	$54,847	$66,809	$49,445	$164,737	$190,618	$121,581

(1) Segment margin and adjusted segment margin vary from previously disclosed amounts due to functional reorganization of our segments as well as eliminations.
(2) Transportation segment margin represent Regency's 100% ownership in RIGS prior to contribution of RIGS to the Haynesville Joint Venture.

The following table presents combined adjusted total segment margin, which adds adjusted total segment margin to the Haynesville Joint Venture’s adjusted total segment margin.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2009	2008	2007	2009	2008	2007
	($ in thousands)
Adjusted Total Segment Margin	$90,342	$117,419	$63,830	$287,694	$329,656	$161,040
Adjusted Total Segment Margin for HPC(a)	13,535	-	-	28,180	-	-
Combined Adjusted Total Segment Margin	$103,877	$117,419	$63,830	$315,874	$329,656	$161,040

Combined Transportation Segment Margin (b)	13,535	16,667	13,937	39,894	50,904	37,517

Contract Compression Segment Margin	34,085	39,288	-	106,865	92,152	-

Corporate & Others Segment Margin	2,618	1,294	448	7,371	2,813	1,942

Eliminations	(1,208)	(6,639)	-	(2,993)	(6,831)	-

Adjusted Segment Margin for Gathering and Processing	$54,847	$66,809	$49,445	$164,737	$190,618	$121,581

(a) Adjusted total segment margin for HPC is calculated as follows:

Net income	$9,018	$-	$-	$14,079	$-	$-
Add (Deduct):
Interest expense	65	-	-	65	-	-
Depreciation and amortization	733	-	-	5,845	-	-
General and administrative	1,766	-	-	3,669	-	-
Operation and maintenance	2,563	-	-	5,732	-	-
Gain on asset sales, net	(13)	-	-	-	-	-
Other income and deductions, net	(597)	-	-	(1,210)	-	-
Total segment margin for HPC	$13,535	$-	$-	$28,180	$-	$-

(b) Combined transportation segment margin sums 100 percent of the segment margin of HPC Joint Venture and RIGS.

Reconciliation of “cash available for distribution” to net cash flows provided by operating activities and to net income

Three Months Ended
September 30, 2009
($ in thousands)
Net cash flows provided by operating activities	$37,842
Add (deduct):
Depreciation and amortization, including debt issuance cost amortization	(28,916)
Noncash income from unconsolidated subsidiary	245
Derivative portfolio value changes	(9,333)
Gain on asset sales, net	109
Unit based compensation expenses	(1,611)
Trade accounts receivables, accrued revenues, and related party receivables	5,952
Other current assets	(10,750)
Trade accounts payable, accrued cost of gas and liquids, and related party payables	9,134
Other current liabilities	(13,024)
Other assets and liabilities	(191)
Net loss	$(10,543)
Add (deduct):
Income tax benefit	(196)
Interest expense, net	22,173
Depreciation and amortization	27,009
EBITDA	$38,443
Add (deduct):
Non-cash gain from risk management activities	9,333
Gain on asset sales, net	(109)
Other	(2,570)
Adjusted EBITDA	$45,097
Add (deduct):
Interest expense, excluding capitalized interest	(20,458)
Maintenance capital expenditures	(7,611)
Unit based compensation expenses	1,611
Proceeds from asset disposal	9,621
Proportionate share of Haynesville Joint Venture Adjusted EBITDA	3,890
Net loss attributable to the noncontrolling interest	39
Income tax benefit	196
Other	3,832
Cash available for distribution	$36,217

Reconciliation of Non-GAAP Measures to GAAP Measures for 2009 Adjusted EBITDA Guidance

	Low Estimate	High Estimate
	($ in thousands)
Forecasted net income	$158,389	$172,389
Add (Deduct):
Gain on asset sales	(133,389)	(133,389)
Gain from risk management activities	(11,000)	(11,000)
Depreciation and amortization	108,000	108,000
Interest expense	78,000	78,000
Adjusted EBITDA	$200,000	$214,000

Haynesville JV adjustment	(20,000)	(26,000)

Adjusted EBITDA post JV	$220,000	$240,000